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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Paradyne Networks, Inc. of our report dated January 19, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in the Form 10-K of Paradyne Networks, Inc., for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
August 15, 2001